SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             VALLEY NATIONAL BANCORP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------

     3)  Filing Party:

         -------------------------------------------------------

     4)  Date Filed:

         -------------------------------------------------------

                             VALLEY NATIONAL BANCORP
                                1455 VALLEY ROAD
                             WAYNE, NEW JERSEY 07474

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, APRIL 9, 1998

                                   ----------

     Notice is hereby given that the Annual Meeting of Shareholders of Valley National Bancorp (the "Corporation") will be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Thursday, April 9, 1998 at 3:00 p.m. for the purpose of considering and voting upon the following matters:

          1. The election of the 19 persons named in the accompanying Proxy Statement to serve as directors of the Corporation for the ensuing year.

          2. Such other business as shall properly come before the Meeting.

     Shareholders of record at the close of business on February 13, 1998 are entitled to notice of and to vote at the meeting. Whether or not you contemplate attending the Meeting, it is suggested that the enclosed proxy be executed and returned to the Corporation. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Corporation a later dated proxy or by delivering a written notice of revocation to the Corporation prior to or at the Meeting.

                                              By Order of the Board of Directors

                                              Gerald H. Lipkin
                                              Chairman, President and
                                              Chief Executive Officer

March 3, 1998

                             VALLEY NATIONAL BANCORP
                                1455 VALLEY ROAD
                             WAYNE, NEW JERSEY 07474

                                   ----------

                                 PROXY STATEMENT
                               DATED MARCH 3, 1998

                                   ----------

                       GENERAL PROXY STATEMENT INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Valley National Bancorp (the "Corporation") of proxies for use at the Annual Meeting of Shareholders of the Corporation to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, New Jersey, on Thursday, April 9, 1998, at 3:00 p.m. local time. This Proxy Statement is first being mailed to shareholders on approximately March 3, 1998.

OUTSTANDING SECURITIES AND VOTING RIGHTS

     The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is February 13, 1998. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Annual Meeting.

     On the record date 42,275,636 shares of common stock, no par value, were outstanding and are eligible to be voted at the Annual Meeting. Each share of stock is entitled to one vote.

     All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the 19 nominees for director who are named in this Proxy Statement unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

     At the meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's certificate of incorporation and bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. At the Annual Meeting, a plurality of the shares voted is required to elect a director. Where state law or the Corporation's certificate of incorporation or bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

REVOCABILITY OF PROXIES

     Any shareholder giving a proxy has the right to attend and vote at the Annual Meeting in person. A proxy may be revoked prior to the Annual Meeting by delivery to the Corporation prior to the Meeting of a later dated proxy or by delivery of a written revocation to Alan D. Eskow, Secretary of the Corporation, at the administrative headquarters of the Corporation, 1455 Valley Road, Wayne, New Jersey 07474, if it is received prior to the Annual Meeting. A proxy may be revoked at the Annual Meeting by filing a later-dated proxy or a written notice of such revocation with the Secretary of the Meeting prior to the voting of such proxy.

SOLICITATION OF PROXIES

     This proxy solicitation is being made by the Board of Directors of the Corporation and the cost of the solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsmilie transmission by officers, directors and employees of the Corporation who will not be specially compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred inthat connection.

                        PROPOSAL 1--ELECTION OF DIRECTORS

                              DIRECTOR INFORMATION

     The Corporation's by-laws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by the Board of Directors. The Board has fixed the number of directors at 19.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the 19 persons named below (unless the shareholder otherwise directs). If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such substitute nominees as are selected by the Board of Directors unless the Board has reduced its membership prior to the Meeting. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

     Each candidate for director has been nominated to serve a one-year term until the 1999 Annual Meeting of the Corporation and thereafter until his successor shall have been duly elected and shall have qualified. The following table sets forth the names and ages of the Board's nominees for election, the nominees' position with the Corporation (if any), the principal occupation or employment of each nominee for the past five years and the period during which each nominee has served as a director of the Corporation. The nominee's prior service as a director includes prior service as a director of Valley National Bank (the "Bank") prior to the formation of the holding company.

NAME, AGE AND POSITION                           PRINCIPAL OCCUPATIONS DURING                                    DIRECTOR
 WITH THE CORPORATION                                 PAST FIVE YEARS                                             SINCE
----------------------                           ----------------------------                                    --------
Andrew B. Abramson, 44 .......  President and Chief Executive Officer, The Value Group, Inc. (real estate          1994
                                development and property management firm)

Pamela Bronander, 41 .........  Executive Vice President, Scandia Packaging Machinery Co. (designs & builds        1993
                                packaging machinery)

Joseph Coccia, Jr., 68 .......  President of Cocci Development (builder and investor); Coccia Realty, Inc.         1986
                                (real estate brokers)

Austin C. Drukker, 64 ........  President, Press Publications, Inc. (newspaper); adjunct professor, Montclair      1973
                                State College; President Albert Payson Terhune Foundation, formerly
                                President-Publisher, The Herald-News (newspaper)

Willard L. Hedden, 70 ........  Retired, formerly Executive Vice President, Spartan Oil Co. (fuel oil company)     1995

Graham O. Jones, 53 ..........  Attorney, Jones & Jones; President of Hoke, Inc., its affiliates and               1997
                                subsidiaries (manufacturer of precision fluid control products)

Walter H. Jones, III, 55 .....  Chairman of the Board of Hoke, Inc., its affiliates and subsidiaries               1997
                                (manufacturer of precision fluid control products)

Gerald Korde, 54 .............  President, Birch Lumber Company, Inc. (wholesale and retail lumber distribution    1989
                                company)

Gerald H. Lipkin, 57 .........  Chairman and Chief Executive Officer of the Corporation and the Bank               1986
 Chairman, President and
 Chief Executive Officer


Joleen Martin, 65 ............  President , C.P. Test Services, Inc. (valve and curb box manufacturing company)    1995

Robert E. McEntee, 65 ........  Management Consultant; formerly, President, Russ Berrie and Company, Inc.          1979
                                (marketer of gift items)

William McNear, 74 ...........  President McNear Excavating Company (excavating company)                           1995

Sam P. Pinyuh, 65 ............  Retired, formerly Executive Vice President of the Corporation and the Bank         1990


NAME, AGE AND POSITION                           PRINCIPAL OCCUPATIONS DURING                                    DIRECTOR
 WITH THE CORPORATION                                 PAST FIVE YEARS                                             SINCE
----------------------                           ----------------------------                                    --------
Robert Rachesky, 69 ..........  Chairman and CEO, Fujicolor Photo Services, Inc.; Consultant, Fujicolor Photo      1982
                                Services, Inc. (photo developing and supply company)

Barnett Rukin, 57 ............  Chairman and Chief Executive Officer, Hudson Transit Lines, Inc. (operator of      1991
                                Short Line Bus Company)

Peter Southway, 63 ...........  Vice Chairman of the Corporation and the Bank; formerly President and Chief        1978
  Vice Chairman                 Operating Officer of the Corporation and the Bank

Richard F. Tice, 68 ..........  Partner, Tice Farms (farming and real estate)                                      1982

Leonard Vorcheimer, 55 .......  Principal, L.J.V. Enterprises (investment concern)                                 1992

Joseph L. Vozza, 68 ..........  President, Joseph L. Vozza Administrative Services, Inc. (insurance                1982
                                consultant/administrator); formerly President, Joseph L. Vozza Agency, Inc.
                                (insurance broker); and former President, Public Entity Risk Management
                                Administration Corp. (administrator of self insurance pools for public entities)

     Peter Southway is the father of Peter John Southway. Both are executive officers of the Corporation and the Bank.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Corporation held 13 meetings during 1997. All the directors of the Corporation also serve as directors of the Bank.

     The Corporation has a standing Audit and Examining Committee. The Audit and Examining Committee reviews significant audit and accounting principles, policies and practices, meets with the internal auditors of the Bank, reviews the report of the annual examination of the Corporation conducted by the outside auditors, and reviews examination reports and other reports of federal regulatory agencies. The Audit and Examining Committee consists of the following directors: Messrs. Rachesky (Chairman), Drukker, Korde, McEntee, Tice, Vorcheimer andMs. Bronander. The Committee met 5 times during 1997.

     The Corporation also maintains standing Nominating and Personnel and Compensation committees. The Personnel and Compensation Committee (the "Committee") sets general compensation levels for all officers and employees and sets specific compensation for executive officers. The Committee also administers the Long-Term Incentive Plan and makes awards thereunder. The Committee, which met 5 times in 1997, consists of Messrs. McEntee (Chairman), Abramson, Drukker, G. Jones, Korde, Rachesky and Tice.

     The Nominating and Governance Committee is responsible for nominating directors to serve on the board of directors of the Corporation and the Bank. The Nominating and Governance Committee consists of Messrs. Drukker (Chairman), Abramson, Coccia, Korde, Lipkin, McEntee, Rachesky and Vozza. The Nominating and Governance Committee met 3 times during 1997. The Nominating and Governance Committee has not established specific procedures for receiving recommendations from shareholders for nominees for election to the Board of Directors, but will consider such recommendations brought to the attention of the committee.

     During 1997 each director attended at least 75% or more of the meetings of the Board of Directors of the Corporation and of each committee of the Board on which he or she served.

                          STOCK OWNERSHIP OF MANAGEMENT

                           AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Corporation's common stock, no par value, as of December 31, 1997, by each director, by each executive officer of the Corporation for whom individual information is required to be set forth in this Proxy Statement (the "Named Officers") under rules of the Securities and Exchange Commission (the "SEC"), and by directors and all executive officers as a group. The Corporation knows of no person or group which beneficially owns 5% or more of the Corporation's common stock.

                                                                      NUMBER OF SHARES           PERCENT OF
        NAME OF BENEFICIAL OWNER                                    BENEFICIALLY OWNED(1)         CLASS(2)
        ------------------------                                    ---------------------         --------
Directors and Named Officers:
 Andrew B. Abramson ...............................................       89,345(3)                  .21%
 Pamela Bronander .................................................       12,613(4)                  .03
 Joseph Coccia, Jr. ...............................................      192,456(5)                  .45
 Peter Crocitto ...................................................       28,643(6)                  .07
 Austin C. Drukker ................................................       83,071(7)                  .19
 Willard L. Hedden ................................................       43,944(8)                  .10
 Graham O. Jones ..................................................      543,870                    1.27
 Walter H. Jones, III .............................................      543,870                    1.27
 Gerald Korde .....................................................      731,472(9)                 1.71
 Gerald H. Lipkin .................................................      215,994(10)                 .50
 Joleen Martin ....................................................       89,951(11)                 .21
 Robert E. McEntee ................................................       41,192(12)                 .10
 Robert Meyer .....................................................      163,996(13)                 .38
 William McNear ...................................................      149,664(14)                 .35
 Sam P. Pinyuh ....................................................       59,938(15)                 .14
 Robert Rachesky ..................................................      188,365(16)                 .44
 Barnett Rukin ....................................................       17,231(17)                 .04
 Peter Southway ...................................................      164,371(18)                 .38
 Peter John Southway ..............................................       39,585(19)                 .09
 Richard F. Tice ..................................................      135,713(20)                 .32
 Leonard Vorcheimer ...............................................       25,035                     .06
 Joseph L. Vozza ..................................................       31,691(21)                 .07
 Directors and Executive Officers as a group (29 persons) .........    3,699,745(22)                8.63%

----------
NOTES:

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2) The number of shares of common stock used in calculating the percentage of the class owned includes 42,359,526 shares of common stock outstanding as of December 31, 1997, and 533,447 shares purchasable pursuant to options exercisable within 60 days of December 31, 1997.

(3) This total includes 2,128 shares held by Mr. Abramson's wife, 4,735 shares held by his wife in trust for his children, and 9,312 shares held by a family trust for which Mr. Abramson is trustee, 3,071 shares held by a family charitable foundation and 40,684 shares held by a trust in which Mr. Abramson is a trustee.

(4) This total includes 661 shares held in custody for children, 534 shares held in a trust and 8,755 shares held in an estate for which Ms. Bronander is one of three executors.

(5) This total includes 175,064 shares held by Mr. Coccia jointly with his wife, 11,583 shares held by a family charitable foundation and 5,809 shares held by his wife.

 (6) This total includes 56 shares held by Mr. Crocitto's wife, 688 shares held by Mr. Crocitto as custodian for his children, 6,495 restricted shares, and 8,097 shares purchasable pursuant to stock options exercisable within 60 days, but not the 21,298 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1997.

 (7) This total includes 1,800 shares held by Mr. Drukker's wife, 14,406 shares held by a trust for which Mr. Drukker is a trustee and of which he is a beneficiary, 511 shares in trust for his children and 3,538 shares held by a family charitable foundation.

 (8) This total includes 2,657 shares held by a relative for whom Mr. Hedden has power of attorney.

 (9) This total includes 111,103 shares held in the name of Mr. Korde's wife, 22,641 shares held jointly with his wife, 229,724 shares held by his wife as custodian for his children, 105,794 shares held by a trust for which Mr. Korde is a trustee and 70,668 shares held by a profit sharing plan which Mr. Korde controls.

(10) This total includes 34,454 shares held in the name of Mr. Lipkin's wife, 331 shares held jointly with his wife, 3,530 shares held jointly with his brother, 5,502 shares held by self-directed IRA plans in which Mr. Lipkin and his wife are beneficiaries and 6,241 shares held by a family charitable foundation. This total also includes Mr. Lipkin's 17,192 restricted shares and 57,425 shares purchasable pursuant to options exercisable within 60 days, but not the 38,302 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1997.

(11) This total includes 43,636 shares held by Ms. Martin jointly with her husband and 10,272 shares held byher husband.

(12) This total includes 400 shares held in the name of Mr. McEntee's wife, 36,305 shares held jointly with his wife and 2,188 shares held by Mr. McEntee in a self-directed Keogh plan.

(13) This total includes Mr. Meyer's 3,000 restricted shares and 157,500 shares purchaseable pursuant to options exercisable within 60 days but not the 10,000 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1997.

(14) This total includes 98,852 shares held jointly with Mr. McNear's wife.

(15) This total includes 13,007 shares held jointly with Mr. Pinyuh's wife, 3,434 shares held in a family charitable foundation, and 2,292 shares purchasable pursuant to options exercisable within 60 days.

(16) This total includes 13,750 shares held by self-directed IRA plan, 15,243 shares held in a self-directed IRA by his wife and 159,372 shares held by an annuity trust for which Mr. Rachesky is co-trustee.

(17) This total includes 7,324 shares held by Mr. Rukin's wife as custodian and Mr. Rukin, as trustee, in various accounts for their children, 1,923 shares held by a private foundation of which Mr. Rukin is an officer and 1,103 shares for a pension in which Mr. Rukin is a trustee.

(18) This total includes 8,636 shares held in the name of Mr. Southway's wife, 4,750 shares held in a family charitable foundation and 2,709 shares held in self directed IRA plans. This total also includes Mr. Southway's 12,090 restricted shares and 40,452 shares purchasable pursuant to options exercisable within 60 days, but not the 25,693 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1997.

(19) This total includes 597 shares held by Mr. Peter John Southway as custodian for his children, 7,157 restricted shares and 22,218 shares purchasable pursuant to stock options exercisable within 60 days, but not the 21,761 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of December 31, 1997.

(20) This total includes 42,473 shares held jointly with Mr. Tice's wife and 25,466 shares owned by a partnership of which Mr. Tice is a general partner.

(21) This total includes 1,397 shares held by Mr. Vozza's wife and 3,372 shares held by a family charitable foundation.

(22) This total includes 107,735 shares owned by seven executive officers who are not directors or Named Officers, which total includes 12,383 restricted shares and 39,367 shares purchasable pursuant to options exercisable within 60 days. The total does not include shares held by the Bank's trust department.

                             EXECUTIVE COMPENSATION

GENERAL

     Executive compensation is described below in the tabular format mandated by the SEC. The letters in parentheses under each column heading are the letters designated by the SEC for such columns, and are provided to make inter-company comparisons easier. The absence of any column designated by the SEC means that no compensation was paid or earned which would be required to be described in such column. All share amounts have been re-stated to give effect to stock dividends.

SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and its subsidiaries with respect to the Named Officers.

                                                     SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                               ANNUAL COMPENSATION                    COMPENSATION AWARDS
                                          ------------------------------        -------------------------------
                   (A)                    (B)        (C)          (D)              (F)                  (G)               (I)
                                                                                RESTRICTED           SECURITIES
                                                                                 STOCK              UNDERLYING          ALL OTHER
                                                                                 AWARDS(S)            OPTIONS/         COMPENSATION
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)    BONUS($)          (1)($)            SARS(2)(6)(#)          (3)($)
---------------------------               ----     ---------    --------         --------           -------------         --------
Gerald H. Lipkin, ......................  1997      465,000      420,000          135,000              15,750              34,750
 Chairman, President and                  1996      435,000      350,000          123,125              15,750              29,750
 CEO of the Corporation                   1995      421,500      260,000          130,625              16,536              34,490
 and the Bank

Peter Southway, (4) ....................  1997      250,000      200,000           94,500              10,500               9,500
 Vice Chairman of the                     1996      298,077      170,000           86,188              10,500               3,853
 Corporation and the Bank                 1995      368,600      200,000           91,438              11,023               9,240

Robert Meyer, (5) ......................  1997      220,000       75,000           99,375              10,000               7,671
 Executive Vice President of
 the Corporation and the Bank

Peter John Southway, ...................  1997      210,000       75,000           99,375              10,000               9,500
 Executive Vice President of              1996      175,000       50,000           77,625               7,500               4,173
 the Corporation and the Bank             1995      150,000       40,000           48,000               5,250               3,519

Peter Crocitto, ........................  1997      200,000       75,000           99,375              10,000               9,500
 Executive Vice President of              1996      155,000       50,000           77,625               7,500               3,875
 the Corporation and the Bank             1995      135,000       35,000           24,000               5,250               3,064

----------
NOTES

(1) As required by the SEC rules, the dollar amounts set forth in the column are based upon values as of the date of the grants. The dollar amounts set forth in this footnote are based on values as of December 31, 1997. All restrictions on restricted stock awards lapse at the rate of 20% per year commencing with the first anniversary from the date of grant. Dividends are credited on restricted stock at the same time and in the same amount as dividends paid to all other common shareholders. Credited dividends are accumulated and are subject to the same restrictions as the underlying restricted stock. The restricted stock awards are made pursuant to the Valley National Bancorp Long-Term Stock Incentive Plan (the "Plan"). Upon a "change in control" as defined in the Plan, all restrictions on shares of restricted stock will lapse.

     For Mr. Lipkin, the column represents awards of 5,250 shares in 1997, 5,512 shares in 1996 and 5,788 shares in 1995. As of December 31, 1997, Mr. Lipkin held an aggregate of 17,192 shares of restricted stock with a value of $675,861. For Mr. Peter Southway, the column represents awards of 3,675 shares in 1997, 3,859 shares in 1996, and 4,051 shares in 1995. As of December 31, 1997, Mr. Peter Southway held an aggregate of 12,090 shares of restricted stock with a value of $475,288. For Mr. Meyer, the column represents awards of 3,000 shares in 1997. As of December 31, 1997, Mr. Meyer held an aggregate of 3,000 shares of restricted stock with a value of $117,938. For Mr. Peter John Southway, the column represents awards of 3,000 shares in 1997, 3,150 shares in 1996, and 2,205 shares in 1995. As of December 31, 1997, Mr. Peter John Southway held an aggregate of 7,157 shares of restricted stock with a value of $281,360. For Mr. Crocitto, the column represents awards of 3,000 shares in 1997, 3,150 shares in 1996, and 1,102 shares in 1995. As of December 31, 1997, Mr. Crocitto held an aggregate of 6,495 shares of restricted stock with a value of $255,335.

(2) The amounts listed represent options granted to the Named Officers in the form of qualified incentive stock options or nonqualified stock options (but in either event granted at the fair market value on the date of grant). All the options vest at the rate of 20% per year commencing with the first anniversary from the date of grant, except as specified otherwise below. Upon a "change in control" as defined in the Plan, all options become immediately and fully exercisable for a period of 60 days. For 1997, 5,250 of the options granted to Mr. Lipkin and 3,465 of the options granted to Mr. Peter Southway had tandem stock appreciation rights ("SARs"). For 1996, 5,512 of the options granted to Mr. Lipkin and 3,671 of the options granted to Mr. Peter Southway had tandem SARs. For 1995, 5,788 of the options granted to Mr. Lipkin and 3,859 granted to Mr. Peter Southway had tandem SARs. As to those options/SARs, the executive will have the choice of exercising the option for stock or obtaining the cash value of the option on the exercise date.

(3) All amounts shown in this column reflect employer contributions to a 401(k) plan on behalf of the respective Named Officer, except that $25,250 of the amount shown for Mr. Lipkin in 1997, 1996 and 1995 represents the cost to the Corporation of Mr. Lipkin's $1,000,000 split dollar life insurance plan.

(4) In May, 1996, Mr. Southway at his request, elected to modify his work schedule and his compensation was adjusted to reflect his reduction in duties.

(5) Mr. Meyer joined Valley effective February 28, 1997, although his 1997 salary is shown for the full year.

(6)  Stock options/SARS and stock awards have been restated for stock dividends.

OPTION GRANTS IN 1997

     The following table shows the options granted to Named Officers in 1997, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's common stock. As noted in footnote (2) to the preceding table, certain options have been granted in tandem with SARs.

                                              OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                                 POTENTIAL
                                                                                                            REALIZABLE VALUE AT
                                                                                                              ASSUMED ANNUAL
                                                                                                              RATES OF STOCK
                                                                                                            PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                                                FOR OPTION TERM(1)
-------------------------------------------------------------------------------------------------        ------------------------
       (A)                           (B)                 (C)              (D)             (E)              (F)             (G)
                                                      PERCENT OF
                                   NUMBER OF             TOTAL
                                  SECURITIES         OPTIONS/SARS      EXERCISE
                                  UNDERLYING          GRANTED TO        OR BASE
                                 OPTIONS/SARS        EMPLOYEES IN        PRICE         EXPIRATION
NAME                              GRANTED (#)         FISCAL YEAR       ($/SH)            DATE             5%($)          10%($)
----                             -------------       -------------     --------        ----------          -----          ------
Gerald H. Lipkin ..............   15,750(2)               7.4%            25.71         2/18/2007         254,660        645,358
Peter Southway ................   10,500(2)               4.9%            25.71         2/18/2007         169,773        430,239
Robert Meyer ..................   10,000(2)               4.7%           33.125        11/18/2007         208,321        527,927
Peter John Southway ...........   10,000(2)               4.7%           33.125        11/18/2007         208,321        527,927
Peter Crocitto ................   10,000(2)               4.7%           33.125        11/18/2007         208,321        527,927

----------------
NOTES

(1) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's common stock price. Based upon 42,359,526 common shares outstanding as of December 31, 1997, all shareholders as a group would receive future appreciation of $1,047,272,352 with 5% growth, and $2,653,993,762 with 10% growth, over a
     10-year period.

(2) These options become exercisable at the rate of 20% per year beginning February 18, 1998 as to Messrs. Lipkin and Southway and November 18, 1998 as to Robert Meyer, Peter John Southway and Peter Crocitto. The options accelerate in the event of a change in control, as defined in the Plan.

AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END OPTION VALUES

     The following table shows the options exercised by Named Officers in 1997, the number of options/SARs remaining unexercised at year-end, and the value of unexercised in-the-money options/SARs at year end.

                                                 AGGREGATED OPTION/SAR EXERCISES IN
                                            LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                  NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED IN-THE-
                                   SHARES                           UNEXERCISED OPTIONS/SARS AT             MONEY OPTIONS/SARS AT
                                  ACQUIRED                                  FY-END (#)                           FY-END ($)
                                     ON             VALUE
      NAME                       EXERCISE(#)      REALIZED ($)       EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE
----------------------------     -----------      -----------     --------------------------------      ----------------------------
       (A)                           (B)             (C)                        (D)                                  (E)
Gerald H. Lipkin ...........        9,475           178,155                 43,675/52,052                        855,258/844,190
Peter Southway .............       12,326           236,426                 31,285/34,860                        635,998/566,032
Robert Meyer ...............            0                 0                157,500/10,000                       4,781,716/61,875
Peter John Southway ........        2,197            48,215                 22,218/21,761                        527,944/251,990
Peter Crocitto .............        1,400            11,120                  8,097/21,298                        144,537/243,690

PENSION PLANS

     BANK PENSION PLAN. The Bank maintains a non-contributory, defined benefit pension plan (the "Pension Plan") for all eligible employees. The annual retirement benefit under the Pension Plan is (i) 0.85 of 1% of the employee's average final compensation up to the employee's average social security wage base plus (ii) 1.15% of the employee's average final compensation in excess of the employee's average social security wage base, (iii) multiplied by the years of credited service (to a maximum of 35 years). Employees who were participants in the Pension Plan on December 31, 1988, are entitled to the higher of the foregoing or their accrued benefit as of December 31, 1988 under the terms of the plan then in effect. An employee's "average final compensation" is the employee's highest 5 year average of the employee's annual salary (excluding bonuses, overtime pay and other special pay), i.e., the amount listed as "Salary" in the Summary Compensation Table, subject to an annual compensation limit of $160,000, received during the last 10 years of employment.

     The following table shows the estimated annual retirement benefits from the pension plan, assuming retirement at age 65 and a straight life annuity benefit, for the compensation levels and years of credited service shown.

                                       PENSION PLAN TABLE

                                                             YEARS OF CREDITED SERVICE
                                           ---------------------------------------------------------------
AVERAGE FINAL COMPENSATION                   15            20            25             30           35
--------------------------                 -------       -------       -------       -------       -------
$ 25,000 ...............................   $ 3,188       $ 4,250       $ 5,313       $ 6,375       $ 7,438
$ 50,000 ...............................   $ 7,306       $ 9,742       $12,177       $14,613       $17,048
$100,000 ...............................   $15,931       $21,242       $26,552       $31,863       $37,173
$150,000 ...............................   $24,556       $32,742       $40,927       $49,113       $57,298
$160,000 and higher ....................   $26,281       $35,042       $43,802       $52,563       $61,323

----------
NOTES:

1. Amounts shown reflect the $160,000 limit on compensation and the $125,000 maximum benefit payable and represent the benefits that could be paid from the qualified trust during 1997. These limits are subject to annual cost of living increases.

2.   An employee may receive benefits greater than those shown in the table if
     (a) his accrued benefit as of December 31, 1988 under the terms of the pre-1989 Plan is higher, (b) his accrued benefit as of December 31, 1993 (based on the compensation limits in effect before 1994) is higher, or (c) he is a participant in the Benefit Equalization Plan, an unfunded arrangement which provides benefits to a select group of highly compensated officers, and which is described below.

     BENEFIT EQUALIZATION PLAN. Effective January 1, 1989, the Bank adopted a Benefit Equalization Plan which provides retirement benefits in excess of the amounts payable from the Pension Plan for certain highly compensated officers. Benefits are determined as follows: (a) the benefit calculated under the Pension Plan formula in effect prior to January 1, 1989 and without regard to the limits on recognized compensation and maximum benefits payable from a qualified deferred benefit plan, minus (b) the individual's Pension Plan benefit. In general, officers of the Corporation who are members of the Pension Plan and who receive annual compensation in excess of $145,000 are eligible to participate in the Benefit Equalization Plan. The Personnel and Compensation Committee of the Board of Directors has the authority to determine, in its discretion, which eligible officers will participate in the Benefit Equalization Plan. Effective January 1, 1989, Gerald Lipkin and Peter Southway became participants in the Benefit Equalization Plan. Effective January 1, 1996, Peter John Southway and Peter Crocitto became participants in the Benefit Equalization Plan. No other officers presently participate.

     The following table shows the estimated annual retirement benefits from the Benefit Equalization Plan and qualified Pension Plan combined, assuming retirement at age 65 in 1997 and a straight life annuity benefit, for the compensation levels and years of credited service shown. The chart is calculated using the average social security wage base and social security benefits in effect during 1997.

                                                                        YEARS OF CREDITED SERVICE
                                           ---------------------------------------------------------------------------------------
AVERAGE FINAL COMPENSATION                   15              20              25             30              35              40
--------------------------                 -------        --------        --------        --------        --------        --------
$150,000 ...............................   $26,057        $ 34,742        $ 43,428        $ 52,114        $ 60,799        $ 69,485
$200,000 ...............................   $35,432        $ 47,242        $ 59,053        $ 70,864        $ 82,674        $ 94,485
$250,000 ...............................   $44,807        $ 59,742        $ 74,678        $ 89,614        $104,549        $119,485
$300,000 ...............................   $54,182        $ 72,242        $ 90,303        $108,364        $126,424        $144,485
$350,000 ...............................   $63,557        $ 84,742        $105,928        $127,114        $148,299        $169,485
$400,000 ...............................   $72,932        $ 97,242        $121,553        $145,864        $170,174        $194,485
$450,000 ...............................   $82,307        $109,742        $137,178        $164,614        $192,049        $219,485
$500,000 ...............................   $91,682        $122,242        $152,803        $183,364        $213,924        $244,485

     Gerald Lipkin, Peter Southway, Peter John Southway and Peter Crocitto have approximately 22, 38, 19 and 21 years of credited service, respectively, under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it) as of January 1, 1997, and, at age 65, would have 30.1, 41.3, 47.1 and 45 years of credited service, respectively. (However, the maximum currently is 40 years of credited service.) In 1997 the following persons received the compensation shown below for purposes of determining their retirement benefits under the Pension Plan (and with respect to the Benefit Equalization Plan for those officers who participate in it):

Gerald Lipkin $465,000; Peter Southway $250,000; Peter John Southway $210,000; and Peter Crocitto $200,000. Pursuant to an agreement, effective May 8, 1996, the Corporation and the Bank guaranteed Peter Southway a minimum pension, expressed as a joint and survivor annuity of $164,036 if he retired after age
65. Except as contained in the description of the plan formulas above, the benefits listed in the tables are not subject to any deduction for social security or other offset amounts. Pursuant to an agreement dated August 17, 1994, commencing at age 57, a minimum retirement benefit of $150,000 per year is provided to Mr. Lipkin in the form of a joint and two-thirds survivor annuity which would pay Mr. Lipkin $150,000 per year and Ms. Lipkin $100,000 per year in the event of Mr. Lipkin's death.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

     On August 17, 1994, the Corporation and the Bank entered into severance agreements (the "Severance Agreements"), with Gerald Lipkin and Peter Southway and as of January 1, 1998 the Corporation and Bank entered into Severence Agreements with Robert Meyer, Peter John Southway and Peter Crocitto. The Severance Agreements provide that in the event the Executive is terminated without cause, he will be entitled to a lump sum payment equal to 12 months of his annual salary at the time of termination, plus a fraction of the bonus paid to the Executive in the previous year, where such fraction is the number of months of the current year during which the Executive served before being terminated, divided by 12. Mr. Lipkin and Mr. Southway also receive health and dental benefits through age 65. Mr. Meyer, Mr. Peter John Southway and Mr. Crocitto receive health and dental benefits for three years. Pursuant to the agreement effective May 8, 1996, the Corporation amended both Mr. Southway's Severance Agreement and his Change-in-Control Agreement, described below, to use $375,000 as the applicable annual base salary regardless of the base salary actually paid to him. With respect to Mr. Lipkin, his Severance Agreement provides additional payments in the event of his death or disability. As of January 1, 1995, the Corporation and the Bank entered into change-in-control agreements with Gerald Lipkin and Peter Southway. The change-in-control agreements generally provide employment protection to the covered Executives for a three year period following any change-of-control (as defined in the Agreement). If the Executive is terminated without cause, or if he resigns for good reason (as defined) the Executive receives a lump sum equal to 2.99 times the highest annual compensation paid to the Executive during any calendar year in the three calendar years immediately preceding the change-in-control, plus continuation of the Executive's health, hospitalization and medical insurance during the remainder of the three year period. The change-in-control payments and benefits to the Executive may not exceed the limitations imposed upon parachute payments under the Internal Revenue Code, which limit all payments contingent on a change in control to an amount not to exceed three times the Executive's average taxable wage compensation in the five years prior to a change-in-control. These "tax cut back" provisions generally will cause the benefits to the Executive to be substantially reduced from those set forth above. As of January 1, 1998, the Corporation and the Bank entered into change-in-control agreements with Messrs. Peter John Southway, Peter Crocitto and Robert Meyer, which are substantially identical to those described above for Mr. Lipkin and Mr. Peter Southway.

     As of January 1, 1995, the Corporation and the Bank also entered into change-in-control agreements with all First Senior Vice Presidents and Senior Vice Presidents who have at least three years of continuous service with the Bank. These agreements are substantially identical to the change-in-control agreements entered into with Messrs. Lipkin and Southway except with respect to the lump sum payments. Generally, First Senior Vice Presidents with six years or more of service are entitled to a lump sum payment equal to two years salary plus a pro rata bonus and continuation of medical, dental and life insurance benefits. The lump sum is reduced to one year of base salary and a pro rata bonus for officers with between three years and six years of service. Similarly, Senior Vice Presidents with six years or more of service are entitled to one year of base salary and a pro rata bonus, and the lump sum is six months and a pro rata bonus for Senior Vice Presidents with between three and six years of service.

     All change-in-control agreements are for a fixed term (five years with respect to Messrs. Lipkin and Southway, three years with respect to Messrs. Meyer, Peter John Southway, and Crocitto and two years with respect to other officers), but provide for automatic annual extensions unless the Corporation takes specific action to halt the renewal.

     The Corporation's Long Term Stock Incentive Plan (the "Plan") provides that upon a "change in control" (as defined in the Plan) all restrictions on shares of restricted stock granted under the Plan will lapse and all outstanding options under the Plan will, for a period of 60 days, become immediately and fully exercisable. The value of such accelerated vesting will be considered a parachute payment.

     As of July 7, 1995, the Corporation and Mr. Lipkin entered into a split dollar life insurance arrangement. Under the arrangement, the Corporation agreed to pay the annual premiums necessary to fund a $1,000,000 second-to-die life insurance policy on the lives of Mr. Lipkin and his wife. When the policy is fully paid, or from the death benefits thereunder, the Corporation will be repaid all of its premium payments made by it (without interest). In return, in an agreement as of that date, Mr. Lipkin waived all rights he has to group term policies under the Corporation's benefit policies or otherwise. The split dollar policy is anticipated to require annual premium payments by the Corporation of $25,250 for 11 years, although the amount and duration of the premiums depends on the dividends paid by the insurance company. The Corporation has also agreed that it will pay the premiums, regardless of whether Mr. Lipkin continues to be employed by the Corporation.

     Except as indicated above, neither the Corporation nor the Bank has any employment contracts with any of the Named Officers.

DIRECTOR COMPENSATION ARRANGEMENTS

     The Corporation pays its directors a $7,500 annual retainer, plus fees of $350 per board meeting attended, $1,000 for each audit committee meeting and personnel and compensation committee meeting and $500 for each other committee meeting attended. Bank directors fees consist of: an annual retainer of $7,500, plus $500 for each meeting of the Board attended, $750 for each executive committee meeting attended and $500 for each other committee meeting attended. Directors of the Corporation and the Bank who are salaried officers do not receive directors fees or retainers. The Chairmen of the Personnel and Compensation Committee, the Nominating and Governance Committee, the Audit Committee, the Community Development Committee and the Insurance Committee currently Messrs. McEntee, Drukker, Rachesky, Vozza and Ms. Bronander respectively, each receive an additional retainer of $5,000 per year.

     In November 1992, the Corporation instituted a retirement plan for eligible non-employee directors of the Corporation and/or the Bank with a minimum of 10 years of service. The plan provides for benefits which commence after the non-employee director has retired from the Board and reached the age of 65. The benefits terminate in 10 years or earlier upon death of the non-employee director. The annual benefit is a percentage of the annual Bank and Corporation retainer paid to the director at the time of retirement, as follows: 10-14 years of service (50%); 15-19 years of service (75%); 20 or more years of service (100%).

SECTION 16(B) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Due to an oversite, officers who exercised options reported their exercise only annually on their Form 5 instead of monthly on their Form 4 when exercised. The following officers, therefore reported their holdings of shares acquired by option on a delayed and untimely basis for the number of times set forth in the parenthesis following each name: Messr. Lipkin (2); Southway (2); Pinyuh (2); Crocitto (1); Eskow (1); Farrell (1); and Garber (1).

                 PERSONNEL AND COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The following report was prepared by the Personnel and Compensation Committee of the Corporation regarding executive compensation policy and its relation to the Corporation's performance.

COMPENSATION REVIEW PROCESS

     The Personnel and Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of independent outside directors, is responsible for establishing and overseeing policies governing annual and long-term compensation programs for officers named in the compensation tables shown above and other executive officers of the Corporation.

     The Committee uses an independent compensation consulting firm to assist in its deliberations. The Committee has sought the consultant's guidance in maintaining levels of executive compensation that are consistent with banks that are similarly situated in terms of business and labor market competition (the compensation peer group).

     With this outside, independent assistance, the Committee evaluates salaries, annual performance goals and awards under annual incentive plans and administers the Long-Term Stock Incentive Plan.

     When the Committee's actions relate to officers who also are directors, the Board of Directors (exclusive of the officer-directors) reviews the recommendations of the Committee and approves final compensation arrangements.

COMPENSATION STRATEGY

     The objective of the Corporation's executive compensation program is to align compensation with business strategy and the continued enhancement of shareholder value through stock price growth and dividends.

     A total compensation approach to determining appropriate compensation levels for executive officers has been adopted by the Committee. Target total compensation levels (consisting of annual base salary, and annual and long-term incentive award opportunities, including stock options and restricted stock) are established at the beginning of each year. These targets take into consideration the Corporation's performance relative to its compensation peer group and total compensation opportunities for the peer group. Under this total compensation approach, an increasing amount of the executive total compensation mix is based on pay-for-performance targets and performance compared to peers.

     The organizations used for the purpose of developing compensation targets are based on labor market competition as well as business competition. These organizations may differ from the banking organizations included in the industry group used in the Performance Graph of stock growth and dividend reinvestments shown below.

     Target total compensation is determined through a statistical process that builds a model of peer group compensation relative to asset size and performance. The peer group modeling process provides an objective basis to identify those performance measures best related to compensation in the peer companies. These performance measures can vary from year to year based on the statistical results and may include earnings growth, return on assets and return on equity.

     The Corporation's size and performance results are factored into the peer group model to identify appropriate target total compensation opportunities for the Corporation's executives. As a result, when performance objectives are exceeded, executives have an opportunity to realize compensation above their target total compensation levels. When performance objectives are not met, the total compensation paid is lower than target.

     Specific compensation program components are discussed below.

BASE SALARY

     Base salary levels are determined each year, in part, by considering the labor market levels of compensation paid to executives of comparable banking organizations. Labor market values are established by the peer group banking organization modeling process described above and supplemented by the average results of an analysis of published compensation surveys of similar size organizations in the banking industry to reflect broader industry trends.

     The labor market values are used to create salary ranges. Individual executive salaries are determined relative to the ranges on the basis of a subjective assessment of each executive's contribution to the bank's success as well as the level of knowledge and experience each executive brings to the job.

ANNUAL INCENTIVE PLAN

     Consistent with the goals of continued financial strength and shareholder value creation for 1997, annual incentive awards were based on a combination of achieving or exceeding corporate objectives for return on average assets and return on average equity, and individual performance of participating officers.

     The annual incentive plan has minimum performance requirements, below which no bonuses may be awarded. Targets for minimum return on average equity and return on average assets before extraordinary items are determined each year at the beginning of the annual incentive plan year.

     Each year target annual incentive opportunities for executives are established using the data from the peer group, again, supplemented by the combined results of the analysis of published surveys of compensation in the banking industry and internal relationships. The Committee adopted a policy of setting target opportunities near the average of those available in the competitive market place. Target awards range up to 60% or more of base salary.

     Actual annual incentive awards are determined through a performance measurement process relative to achievement of the Corporation goals and individual performance objectives. Corporate performance can account for up to 75% of each participant's target award. Individual performance achievement measures are both objective (e.g., pre-determined goals) and subjective (e.g., Board assessment of the executive's leadership and management of resources). In addition, the Committee can, at its discretion, adjust individual awards by plus or minus 20%. As a result, actual awards can range from 0% to 115% of an executive's base salary depending on Corporation and individual performance.

LONG-TERM INCENTIVE PLAN

     Long-term incentive awards may be granted in the form of stock options (qualified incentive stock options or non-qualified stock options), stock appreciation rights and/or restricted stock. The purpose of these awards is toalign executive long-term compensation opportunities with the realization of stock price growth and dividendsfor shareholders.

     The number of stock options and restricted stock awards are determined on an annual basis using the target long-term incentive award opportunity as a guide. This is initially the difference between the target total compensation opportunity and the sum of the executive's base salary and target annual incentive award opportunity. A combination of restricted stock and stock options are then awarded up to the target long-term incentive award opportunity on a subjective basis, taking into account the Corporation's performance, competitive practices, and individual performance. Previous stock option and restricted stock awards also may be considered by the Committee and the Board, at its discretion, in determining the number of stock option and restricted shares to be granted.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER AND OTHER NAMED EXECUTIVE OFFICERS

     In 1997, Mr. Lipkin was granted a 6.9% salary increase, bringing his base salary level to $465,000. This salary increase recognizes Mr. Lipkin's contribution to the Corporation's success, the level of knowledge and experience he brings to the job of Chairman and Chief Executive Officer, and the labor market levels of compensation paid to Chief Executive Officers of comparable banking organizations. Additionally, Mr. Lipkin led the Corporation in achieving annual objectives.

     Salary adjustment for the other named executive officers, except for Mr. Southway who has a modified work schedule, ranged from 20% to 29% of their base salaries and reflected certain realignment of duties and responsibilities as well as individual officer contributions to the growth of the Bank, experience and skill levels and the movement of salaries in competitive labor markets.

     The 1997 base salary levels were determined in accordance with the Corporation's policy as described in"Base Salary" above.

     In 1997, the Corporation's performance met targeted levels and approved goals. Mr. Lipkin contributed to this success by developing the Corporation management team, improving the Corporation's financial strength, broadening the product line and expanding market share. As a result of these contributions, Mr. Lipkin's annual incentive award was therefore 90% of his base salary.

     For the other named executive officers, the 1997 annual incentive awards averaged 37% of their 1997 salaries. These awards ranged from 34% to 80% for these individuals, reflecting differences in business unit results and organization level.

     1997 annual incentive awards were determined in accordance with the Corporation's policy as described in "Annual Incentive Plan" above.

     As part of the total compensation program, in 1997 Mr. Lipkin was awarded a stock option for 15,750 shares at $25.71 per share, the market value on the date of grant. 5,250 shares of this option grant were awarded with tandem Stock Appreciation Rights ("SARs") under which Mr. Lipkin has the choice of exercising the option shares for stock or exercising the SAR for cash, subject to approval of the Compensation Committee at the time of exercise. Mr. Lipkin also was awarded 5,250 shares of restricted Corporation common stock at $25.71 per share. The stock options become exercisable and the restricted stock becomes vested at the rate of 20% per year starting with the first anniversary from the date of grant. Mr. Lipkin's opportunity to receive value from the option awards is contingent on the growth of the Corporation's stock price over the vesting period of the awards.

     During 1997, other executive officers named in the compensation tables received qualified incentive stock option grants totaling 40,500 shares at an average grant price of $31.20 per share. One of these executives received a 3,465 tandem SAR. As a group, the other named executive officers received restricted stock awards totaling 12,675 shares at an average price at grant of $30.98 per share. All of these shares were granted at the market value on the date of grant. All of the factors relating to exercise of options and tandem SARs and the vesting of restricted stock noted above for Mr. Lipkin apply to these stock awards.

     The long-term incentive awards to executive officers in 1997 were made in accordance with the total target compensation approach described under "Long-Term Incentive Plan" above. In addition, previous stock options and restricted stock awards were considered in making these awards.

DEDUCTIBILITY OF COMPENSATION

     As part of the 1993 Omnibus Budget Reconciliation Act ("OBRA '93") under
Section 162(m) of the Internal Revenue Code effective for taxable years beginning on or after January 1, 1994, companies are subject to limits on the deductibility of executive compensation. OBRA '93 limits deductible compensation for the active named executive officers to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which has been approved by shareholders.

     Based on its 1998 salaries, annual incentive awards, stock option and restricted stock awards, the Corporation does not expect any of its active named executive officers to materially exceed the $1 million deductibility threshold during the 1998 taxable year.

     Detailed information related to the compensation of the five executive officers is shown in the compensation tables within this Proxy Statement.

                  Personnel and Compensation Committee Members:

                           Robert E. McEntee, Chairman
                               Andrew B. Abramson
                                Austin C. Drukker
                                 Graham O. Jones
                                  Gerald Korde
                                 Robert Rachesky
                                 Richard F. Tice

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on a hypothetical $100 investment made on January 1, 1993 in: (a) the Corporation's common stock:
(b) the Standard and Poor's ("S&P") 500 Stock Index: and (c) Keefe, Bruyette & Woods (KBW) Eastern Region Index of banking organizations. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and each of the indexes.

          INDEX OF TOTAL RETURNS: VALLEY NATIONAL, S&P 500, KBW EASTERN

                       JANUARY 1, 1993--DECEMBER 31, 1997

                  [GRAPHICAL REPRESENTATION OF MOUNTAIN CHART]

--------------------------------------------------------------------------------
                            1/93    12/93    12/94    12/95     12/96      12/97
--------------------------------------------------------------------------------
Valley National Bancorp    100.0    103.8    135.2    136.6     152.7      252.6
--------------------------------------------------------------------------------
KBW Eastern Region         100.0    104.3     92.6    157.2     215.6      344.9
--------------------------------------------------------------------------------
S&P 500 Index              100.0    109.9    111.3    152.7     187.3      249.3
--------------------------------------------------------------------------------

               PERSONNEL AND COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     All members of the Personnel and Compensation Committee have engaged in loan transactions with the Bank, except for Mr. Rachesky. Committee members include Messrs. McEntee (Chairman), Abramson, Drukker, G. Jones, Korde, Rachesky and Tice. All such loans were made in the ordinary course of business of the Bank. In addition, the Bank and its predecessor, The Midland Bank and Trust Company, paid approximately $77,000 for legal services to a law firm whose partner is Graham O. Jones, a member of the Personnel and Compensation Committee. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Corporation's Personnel and Compensation Committee.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The Bank has made and, assuming continued compliance with generally applicable credit standards, expects to continue to make loans to its directors and executive officers and their associates. All of such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, during 1997 Valley National Bank, and its predecessor, The Midland Bank and Trust Company, paid approximately $77,000 for legal services to a law firm whose partner is Graham O. Jones, a director and shareholder of Midland until its merger into the Bank and currently a director and shareholder of the Corporation. Midland was merged into the Bank on February 28, 1997.

RECOMMENDATION AND VOTE REQUIRED ON PROPOSAL 1

     Directors will be elected by a plurality of the votes cast at the Annual Meeting, whether in person or by proxy. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS INCLUDED IN PROPOSAL 1.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP ("Peat Marwick"), independent public accountants, have audited the books and records of the Corporation since 1986. Selection of the Corporation's independent public accountants for the 1998 fiscal year will be made by the Board subsequent to the Annual Meeting.

     Peat Marwick has advised the Corporation that one or more of its representatives will be present at the Annual Meeting of shareholders to make a statement if they so desire and to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders which are eligible under the rules of the Securities and Exchange Commission to be included in the Corporation's 1999 proxy material must be received by the Secretary of the Corporation no later than November 1, 1998.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters which may come before the annual meeting. However, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it in the enclosed envelope.

                                          By Order of the Board of Directors


                                          Gerald H. Lipkin
                                          ----------------------------------
                                          Chairman, President and
                                          Chief Executive Officer

Wayne, New Jersey
March 3, 1998

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL HE FURNISHED TO ANY SHAREHOLDER ON WRITTEN REQUEST ADDRESSED TO SHAREHOLDERS RELATION DEPARTMENT, VALLEY NATIONAL BANCORP, 1455 VALLEY ROAD, WAYNE, NEW JERSEY 07474.

--------------------------------------------------------------------------------


                            VALLEY NATIONAL BANCORP
                                     PROXY
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            THURSDAY, APRIL 9, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints ROBERT RACHESKY, ROBERT E. McENTEE and RICHARD F. TICE and each of them, as Proxy, each with full power of substitution, to vote all of the stock of VALLEY NATIONAL BANCORP standing in the undersigned's name at the Annual Meeting of Shareholders of VALLEY NATIONAL BANCORP, to be held at the Radisson Hotel, 690 Route 46 East, Fairfield, NJ, on Thursday, April 9, 1998 at 3:00 p.m., and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

     This proxy will be voted as specified on the reverse. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE 19 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT.

     SHARES, IF ANY, HELD FOR YOUR ACCOUNT BY THE TRUSTEE FOR THE DIVIDEND REINVESTMENT PLAN WILL BE VOTED IN THE SAME MANNER AS YOU VOTE THE SHARES IN YOUR NAME INDIVIDUALLY.


                               (SEE REVERSE SIDE)


--------------------------------------------------------------------------------
    Please mark your
[X} votes as in this
    example.

                                For the nominees             WITHHOLD
                                listed at right              AUTHORITY
                             (except as marked to the   to vote for all nominees
                                contrary below).            listed at right


1. ELECTION OF 19 DIRECTORS        [  ]                        [  ]

FOR ALL nominees except    __________________________________________________

_____________________________________________________________________________

(Instructions: To withhold authority to vote for any individual nominee(s) write that nominee's name on the above line.)

     Nominees:

     Andrew B. Abramson                        Joleen Martin
     Pamela Bronander                          Robert E. McEntee
     Joseph Coccia, Jr.                        William McNeer
     Austin C. Drukker                         Sam P. Pinyuh
     Willard L. Hedden                         Robert Rachesky
     Walter H. Jones, III                      Barnett Rukin
     Graham O. Jones                           Peter Southway
     Gerald Korde                              Richard F. Tice
     Gerald H. Lipkin                          Leonard Vorcheimer
                                               Joseph L. Vozza


2. In the discretion, upon such other matters as may properly come before the meeting.

PLEASE DATE, SIGN AND RETURN PROMPTLY.


Signature _____________________ Signature_____________________  Dated______ 1998

NOTE: (Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below signature. If the shares are held in joint name, all joint owners should sign.)

--------------------------------------------------------------------------------